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                                                                    EXHIBIT 99.8



                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors


Asahi Komag Co., Ltd.



     We have audited the accompanying consolidated balance sheets of Asahi Komag Co., Ltd. and its subsidiary (the "Company") as of December 31, 1998 and 1997, and the consolidated statements of income, cash flows, and changes in equity for the years ended December 31, 1998, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for the years ended December 31, 1998, 1997 and 1996 in conformity with generally accepted accounting principles applicable in the United States of America.



     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the financial statements, the Company's directors have decided that it may be necessary to wind-up the Company if additional cash cannot be obtained and debt cannot be restructured. The financial statements do not include any adjustments that could be material that might result from the outcome of this uncertainty.



     The consolidated financial statements as of and for the year ended December 31, 1998 have been translated into United States Dollars solely for the convenience of the reader. Our audit included the translation, and in our opinion such translation has been made in accordance with the basis stated in note 2h to the consolidated financial statements.



                                          CHUO AUDIT CORPORATION


Tokyo, Japan



January 22, 1999,


except for the matter discussed


in the fourth paragraph and Note 14,


as to which the date is August 15, 2000